EXHIBIT 99.1

e.spire COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
YEAR TO DATE - MARCH 31, 2000
($'S IN THOUSANDS)


                                        Networks Placed     Networks Placed    Networks Placed    Networks Placed
                                          in Service          in Service         in Service         in Service
                                       Prior to 12/31/95     During 1996        During 1997        During 1998
                                      -------------------  -----------------  -----------------  -----------------
Property, Plant & Equipment                $   176,441       $   149,102        $   182,162        $    61,606

Revenues                                   $    19,678       $    12,177        $    17,314        $     3,772

EBITDA                                     $     6,313       $    (1,209)       $     1,007        $    (2,975)

EBIT                                       $     4,077       $    (3,145)       $    (1,408)       $    (3,975)

Network Statistics (cumulative)
-------------------------------
      Access Lines Installed                    76,262            44,741             53,842              5,415
      Fiber Miles                               47,609            42,733             46,338             25,209
      Route Miles                                  789               497                400                159
      Buildings Connected                        1,705               932              1,306                210
      Voice Grade Equivalents                  909,938           485,627            614,391             82,808


                                          Networks Placed
                                            in Service
                                            During 1999          Total
                                         -----------------   -------------
Property, Plant & Equipment                $   139,725        $   709,035

Revenues                                   $     1,053        $    53,994

EBITDA                                     $    (4,040)       $      (904)

EBIT                                       $    (5,062)       $    (9,512)

Network Statistics (cumulative)
-------------------------------
      Access Lines Installed                     1,176            181,436
      Fiber Miles                               17,368            179,257
      Route Miles                                  337              2,181
      Buildings Connected                            1              4,155
      Voice Grade Equivalents                   13,648          2,106,411